EXHIBIT 10.12


                            SECOND AMENDMENT OF LEASE


         SECOND AMENDMENT OF LEASE (this "Amendment"), dated as of May 16, 1994, between HMC RETIREMENT PROPERTIES, INC., a Delaware corporation ("HMC") and MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation ("MSLS").

                                R E C I T A L S:

         A. HMC, as landlord, and MSLS, as tenant, are parties to a certain Lease, dated as of October 8, 1993, which Lease has been amended by First Amendment to Lease dated January 19, 1994 (said Lease, as so amended, the "Lease"), relating to certain land and improvements located in Maricopa County, Scottsdale, Arizona.

         B. HMC and MSLS now wish to provide for the amendment of the Lease on the terms and conditions set forth herein.

         NOW,   THEREFORE,   for  TEN  DOLLARS  and  other  good  and   valuable
consideration, the receipt and sufficiency are hereby acknowledged, HMC and MSLS hereby agree as follows:

         1. Defined Terms. Any capitalized term used but not defined herein shall have the meaning given such term in the Lease.

         2. Definition of Applicable Percentage. Article 2 of the Lease shall be amended by inserting the following definition of "Applicable Percentage" in its proper alphabetical order:

         "Applicable Percentage" shall mean a per annum rate of interest, expressed as a percentage, equal to the then current yield on United States treasury obligations having a maturity closest, in Landlord's determination, to the expiration date of the current term of this Lease (including any Effective Extended Term)."

         3. Leasehold Purchase Price. Article 2 of the Lease shall be amended by deleting the definition of Leasehold Purchase Price and substituting therefor the following:

                  "Leasehold Purchase Price" shall be, at any particular time during the Term, the dollar amount equal to the present value, as of the date of any contemplated purchase, of the payments of Minimum Rental, Alternative Rental, if any, and Expansion Rental, if any, that would have been payable during the period commencing on the date of such purchase and ending on the date of the expiration of the current term of this Lease (including any Effective Extended Term), discounted to the date of purchase (on a quarterly basis) at an interest rate equal to the Applicable Percentage. Further, the term "Lease Purchase Price" shall be synonymous with "Leasehold Purchase Price.

         4. Mortgagee's Consent Required for Landlord's Rejection of Irrevocable Offer. In any instance in which Tenant shall have the right or the obligation under the Lease to make an irrevocable offer to the Landlord to terminate the Lease, no purported rejection of such offer shall be effective unless it is in writing and signed by both Landlord and the Mortgagee. The failure of Landlord and the Mortgagee to give such notice of rejection within the time periods provided in the Lease shall be deemed an acceptance of such offer. In the event that Landlord and the Mortgagee shall provide Tenant with conflicting notices, the Mortgagee's notice shall control.

         5. Uninsurable Loss Requires Either Restoration or Rejectable Offer.

         (a) Section 14.06A of the Lease is amended by deleting such section in its entirety and substituting therefor the following:

                  "A. If (i) there is a casualty at or to the Premises with respect to which all or a portion of such loss is an "uninsurable loss" and (ii) the cost to repair and/or rebuild the Premises (less the amount of any available insurance proceeds, after taking into account applicable deductibles and self-insured retentions permitted hereunder) exceeds forty percent (40%) of the then-fair market value of the Premises immediately prior to the casualty, then Tenant may elect to terminate this Lease and make an irrevocable offer to purchase the Premises on the same terms and conditions as are set forth in Section
         14.03 of this Lease as if such casualty were a Major Casualty occurring after the tenth (10th) anniversary of the Commencement Date. If Tenant desires to make the election described in the preceding sentence, it shall give Notice to Landlord not later than the date which is sixty
         (60) days after the occurrence of such casualty and, simultaneously with the delivery of such Notice, shall deliver to Landlord its irrevocable offer to purchase the Premises for an amount equal to the Leasehold Purchase Price. If Tenant shall not elect to terminate this Lease as aforesaid, then Tenant shall be obligated to rebuild and/or restore the Premises in accordance with the provisions of Section 14.01 of this Lease (without any regard to the reference in the first sentence thereof to Section 14.06)."

         (b) Section 14.06D of the Lease is deleted in its entirety.

         6. Tenant Must Make Irrevocable Offer Upon Total Taking. Section 15.04 of the Lease is amended by deleting such section in its entirety and substituting therefor the following:

                  "Section 15.04 Total Taking.

                  A. If, during the Term, Landlord or Tenant shall have received a Notice of Intended Taking with respect to all or substantially all of the Premises, then Tenant shall be obligated, within thirty (30) days after the receipt by Tenant of a Notice of Intended Taking (whether directly or indirectly (through Landlord)) from the condemning authority, to deliver to Landlord an irrevocable offer to purchase all of Landlord's right, title and interest in and to the Premises (including any condemnation award payable in connection with such taking) for an amount equal to the Leasehold Purchase Price. As used herein, "Notice of Intended Taking" shall mean any notice or notification on which a reasonably prudent person would rely and which he would interpret as expressing an existing intention of a taking in or by condemnation or other eminent domain proceedings pursuant to any law, general or special (as distinguished from a notice representing a mere preliminary inquiry or proposal), including but not limited to the service of a condemnation summons and complaint on a party to this Lease, and such notice shall be considered to have been received when a party to this Lease receives from the condemning agency or entity a notice of intent to take, in writing, containing a description or map of the taking reasonably defining the extent of the taking.

                  B. Landlord may accept or reject Tenant's irrevocable offer to purchase the Premises by sending Tenant a Notice of such rejection or acceptance within thirty (30) days from the date upon which Landlord received Tenant's irrevocable offer. If Landlord fails to send Tenant a Notice of rejection or acceptance within thirty (30) days of its receipt of such irrevocable offer, Landlord shall be deemed to have accepted such offer. If Landlord accepts or is deemed to have accepted such offer, this Lease shall terminate on a Minimum Rental payment date specified by Tenant in its Notice of irrevocable offer which occurs not earlier than ninety (90) days nor later than one hundred and twenty
         (120) days after Landlord's receipt of Tenant's irrevocable offer. Upon such termination, Tenant shall pay Landlord all Rental due through the date of termination, and Landlord and the Insurance Trustee shall assign all their right, title and interest in condemnation proceeds previously paid to, and then held by, the Insurance Trustee with respect to such taking and Landlord shall convey all of its right, title and interest in and to the Premises to the Tenant in accordance with Section 21.01.

                  C. If Landlord rejects Tenant's irrevocable offer to purchase pursuant to Section 15.04B, this Lease shall terminate on a Minimum Rental payment date specified by Tenant in its Notice of irrevocable offer, which shall be not earlier than ninety (90) days nor later that one hundred and twenty (120) days after Landlord's receipt of Tenant's irrevocable offer to purchase, provided that this Lease shall not terminate unless and until Tenant shall have paid all sums due hereunder (including, without limitation, all taxes and insurance premiums) as of the actual date of termination. Upon such termination, all condemnation proceeds shall be delivered to Landlord, and Tenant shall vacate the Premises in accordance with the provisions of Section 3.04."

         7. Restoration Upon Substantial Taking. Section 15.06A of the Lease is amended by deleting the phrase "provided, however, that Tenant shall not be obligated to expend any sums in excess of the condemnation proceeds" from the first sentence thereof.

         8. Reduction of Rent Upon Substantial Taking. Section 15.06H of the Lease is amended by deleting such section in its entirety and substituting therefor the following:

                  "H. In the event of a condemnation that is an Insubstantial Taking, there shall be no reduction in or abatement of the Minimum Rental or Percentage Rental thereafter payable by Tenant. If there occurs a condemnation that is a Substantial Taking and this Lease is not terminated pursuant to Section 15.05, there shall be a reduction in the Minimum Rental payable by Tenant, effective as of the date of the Substantial Taking, such reduction to be in an amount equal to the lesser of (i) an amount equal to the Applicable Percentage multiplied by the portion of the condemnation award so distributed to the Landlord or (ii) an amount equal to the Minimum Rental multiplied by the Partial Condemnation Reduction Percentage and there shall be a reduction in the Alternative Rental or Expansion Rental payable immediately prior to such condemnation equal to the amount of such rental multiplied by the Partial Condemnation Reduction Percentage."

         9. Discount Rate for Accelerated Rent. Section 20.02.A(6) of the Lease is amended by deleting such provision in its entirety and substituting therefor the following:

                  "(6) Accelerate the Minimum Rentals due under this Lease. The discount rate (applied on a quarterly basis) to be used in computing the then- present value of the Minimum Rental due hereunder shall be equal to the Applicable Percentage.

         10. Deletion of Certain  Liquidated  Damages Upon Failure to Purchaser.
Section 21.01E and 21.01F of the Lease are amended by deleting such sections in their entirety.

         11. Section 22.01A of the Lease is hereby amended by inserting at the end thereof the sentence "A copy of all notices to Tenant shall be sent to Guarantor."

         12. References to Lease. References herein or in the Lease to the "Lease" shall mean the Lease as amended hereby, except to the extent the context shall require otherwise.

         13. Effective Time. This Amendment shall be effective upon execution hereof but shall become void and of no further force or effect upon the expiration of the Initial Term.

         14. Memorandum. Landlord and Tenant shall execute, acknowledge and deliver a memorandum of this Amendment in recordable form. Said memorandum shall not be deemed to modify or to change any of the provisions of this Amendment.

         15.  Miscellaneous.  Sections 24.01, 24.02, 24,03, 24.04, 24.05, 24.06,
24.07, 24.08 and 24.22 of the Lease are hereby incorporated by reference, except that any reference therein to the Lease shall be deemed to refer to this Amendment.

         16. Counterparts. This Amendment may be executed in counterparts.

         17. No Amendment. The Lease is in full force and effect and, except as modified hereby, has not been amended.

         IN WITNESS WHEREOF, HMC, as Landlord, and MSLS, as Tenant, have executed and delivered this Amendment on the date first hereinabove set forth.

                                        HMC RETIREMENT PROPERTIES, INC., a
                                        Delaware corporation



                                        By:/s/ Pamela J. Murch
                                                 Name: Pamela J. Murch
                                                 (Vice) President

                                        [SEAL]

                                        ATTEST:


                                        By: /s/ David L. Buckley
                                                 Name:  David L. Buckley
                                                 (Assistant) Secretary

                                        MARRIOTT SENIOR LIVING SERVICES,
                                        INC., a Delaware corporation



                                        By:/s/
                                                 Name:
                                                 (Vice) President


                                        [SEAL]

                                        ATTEST:


                                        By:/s/
                                                 Name:
                                                 (Assistant) Secretary

                            SCHEDULE TO EXHIBIT 10.12

         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Second Amendment of Leases and First Amendment of Lease, which are substantially identical in all material respects to the Second Amendment of Lease for the Marriott Senior Living Services Facility at Scottsdale, Maricopa County, Arizona filed herewith, are omitted. The following list sets forth the material differences in the leased premises and landlord.



Leased Premises                                                                          Landlord
Sun City, Maricopa County, AZ                                                 HMC Retirement Properties, Inc.

Villa Valencia, Orange County, CA                                             HMC Retirement Properties, Inc.

Deerfield Beach/Horizon  Club, Broward County, FL                             HMH Properties, Inc.

Palms Harbor, Pinellas County, FL                                             HMC Retirement Properties, Inc.

Calusa Harbour, Lee County, FL                                                HMC Retirement Properties, Inc.

Bedford Court, Montgomery, MD                                                 HMC Retirement Properties, Inc.

Bellaire/Houston, Harris County, TX                                           HMC Retirement Properties, Inc.

The Jefferson, Arlington County, VA                                           HMC Retirement Properties, Inc.

Virginia Beach, City of Virginia Beach, VA                                    HMC Retirement Properties, Inc.

Church Creek, Cook County, IL                                                 HMC Retirement Properties, Inc.

Port St. Lucie, St. Lucie County, FL                                          HMC Retirement Properties, Inc.

Boca Pointe, Palm Beach County, FL                                            HMH Properties, Inc.